                                            Exhibit 14(a)

               Consent of Independent Accountants


We hereby consent to the incorporation by reference into the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated September 17, 1997, relating to the financial statements and financial highlights of Alliance Balanced Shares, Inc. (the "Fund"), which is included in the Statement of Additional Information of the Fund dated October 31, 1997 which is incorporated by reference into such Prospectus/Proxy Statement and Statement of Additional Information. We also consent to the references to us under the headings "Shareholder Services - Statements and Report" and "General Information - Independent Accountants" in the Statement of Additional Information of the Fund dated October 31, 1997. We also consent to the references to us under the headings "Financial Highlights" in the Alliance Stock Funds Prospectus and "Financial Highlights" and "Conversion Feature - Description of Class A Shares" in the Alliance Advisor Class Stock Funds Prospectus, each dated February 2, 1998, which are incorporated by reference into the Prospectus/Proxy Statement of the N-14 Registration Statement.




PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, NY 10036
July 20, 1998



















00250236.AF0